SCHEDULE A
SERIES AND CLASSES
As amended August 21, 2019

Series	Classes
Guggenheim Alpha Opportunity Fund	A, B, C, Institutional, P and R6
Guggenheim Capital Stewardship Fund	A, C, Institutional, P and R6
Guggenheim Diversified Income Fund	A, C, Institutional, P and R6
Guggenheim Floating Rate Strategies Fund	A, C, Institutional, P and R6
Guggenheim High Yield Fund	A, B, C, Institutional, P and R6
Guggenheim Investment Grade Bond Fund	A, B, C, Institutional, P and R6
Guggenheim Large Cap Value Fund	A, B, C, Institutional, P and R6
Guggenheim Limited Duration Fund	A, C, Institutional, P and R6
Guggenheim Macro Opportunities Fund	A, C, Institutional, P and R6
Guggenheim Market Neutral Real Estate Fund	A, C, Institutional, P and R6
Guggenheim Mid Cap Value Fund	A, B, C, P, Institutional and R6
Guggenheim Mid Cap Value Institutional Fund	Institutional and R6
Guggenheim Multi-Asset Fund	A, C, Institutional, P and R6
Guggenheim Municipal Income Fund	A, C, Institutional, P and R6
Guggenheim Risk Managed Real Estate Fund	A, C, Institutional, P and R6
Guggenheim Small Cap Value Fund	A, C, Institutional, P and R6
Guggenheim StylePlus—Large Core Fund	A, B, C, Institutional, P and R6
Guggenheim StylePlus—Mid Growth Fund	A, B, C, Institutional, P and R6
Guggenheim Total Return Bond Fund	A, C, Institutional, P and R6
Guggenheim Ultra Short Duration Fund	A, Institutional, P and R6
Guggenheim World Equity Income Fund	A, B, C, Institutional, P and R6